Exhibit 10.3

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 25, 2021 (the “Effective Date”), is made and entered into by and among Larimar Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the investors set forth on the signature pages hereto (each, including each Person that becomes an Investor in accordance with Section 6(d) hereof, an “Investor” and collectively, the “Investors”).

WHEREAS, prior to the Effective Date, the Investors, including the Deerfield Funds (as defined below) and the Company were parties to that certain Registration Rights Agreement (the “Existing Registration Rights Agreement”), dated as of June 8, 2020 (the “Original Effective Date”);

WHEREAS, following the Original Effective Date and prior to the Effective Date, certain of the Investors acquired shares of common stock (the “Merger Shares”) of the Company, par value $0.01 per share (the “Common Stock”), in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 17, 2019, by and among the Company, Zordich Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and Chondrial Therapeutics, Inc. (“Chondrial”), pursuant to which Merger Sub merged with and into Chondrial, with Chondrial surviving as a wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, pursuant to the Existing Registration Rights Agreement, the Company filed with the United States Securities and Exchange Commission (“SEC”) a Registration Statement (File No. 333-239510) on Form S-3, which registered the resale of an aggregate of 12,860,272 shares of Common Stock and was declared effective by the SEC as of July 14, 2020 (the “Existing Registration Statement”). For the avoidance of doubt, the Existing Registration Statement and prospectus included therein constitute a Registration Statement and Prospectus (each as defined in this Agreement), respectively, under this Agreement;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, the Deerfield Funds and certain other investors signatory thereto entered into that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of the Effective Date, pursuant to which each of the Deerfield Funds purchased a Pre-Funded Warrant (as defined in the Purchase Agreement”) and the Company agreed to amend and restate the Existing Registration Rights Agreement as set forth herein; and

WHEREAS, the Deerfield Funds, constituting the Required Investors (within the meaning of the Existing Registration Rights Agreement) and the Company are authorized to amend the Existing Registration Rights Agreement pursuant to Section 6(b) thereof.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following capitalized terms used herein shall have the following meanings:

“Block Trade” means an offering and/or sale of Registrable Securities by any Investor on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Deerfield Funds” means Deerfield Private Design Fund III, L.P., Deerfield Private Design Fund IV, L.P., Deerfield Healthcare Innovations Fund, L.P. and any Affiliate thereof to which rights under this Agreement are assigned (in whole or in part) in accordance with the terms hereof.

“Prospectus” means (i) the prospectus included in any Registration Statement (including the Existing Registration Statement), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) the Merger Shares, the Warrant Shares (as defined in the Pre-Funded Warrants) issued or issuable to Deerfield Funds upon exercise of the Pre-Funded Warrants (without giving effect to any limitation on exercise thereof), (ii) any other securities issued or issuable with respect to or in exchange for Merger Shares or the Warrant Shares (without giving effect to any limitation on exercise of the Pre-Funded Warrants) and (iii) any other shares of Common Stock held by, or issuable directly or indirectly upon exercise, conversion or exchange of any securities (without giving effect to any limitations on exercise, conversion or exchange) held by, any Investor; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the 1933 Act, or (B) such security becoming eligible for sale without restriction or limitation (including volume limitations) by such Investor (and any of its Affiliates whose shares must be aggregated with those of such Investor under Rule 144) pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act (assuming the exercise for cash of any Pre-Funded Warrants or other exercisable securities).

“Registration Statement” means any registration statement filed by the Company under the 1933 Act and the rules and regulations promulgated thereunder that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including the Existing Registration Statement), amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits to and all material incorporated by reference in such Registration Statement.

“Required Investors” means (i) the Investors holding a majority of the Registrable Securities outstanding from time to time; provided, that such majority shall include the Deerfield Funds, and (ii) whether or not included in clause (i), any Investor that is (or is part of a group that collectively is) an “affiliate” (as such term is used under Rule 144 under the 1933 Act).

“SEC” means the U.S. Securities and Exchange Commission.

“Selling Investor” means any Investor electing to sell any of its Registrable Securities in a Registration.

“Selling Investor Questionnaire” means a questionnaire in the form attached as Exhibit B hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Trading Day” means a day on which the Common Stock is listed or quoted and traded on the Nasdaq Global Market (or, if the Common Stock is not listed, quoted or traded on the Nasdaq Global Market, the principal securities exchange on which the Common Stock is then listed, quoted or traded).

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2. REGISTRATION RIGHTS.

(a) Registration Statements.

(i) Promptly following the Effective Date but no later than thirty (30) days after the Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Registrable Securities that are not covered by the Existing Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 under the 1933 Act (“Rule 415”) or, if Rule 415 is not available for offers and sales of such Registrable Securities, by such other means of distribution of such Registrable Securities as the Investors may reasonably specify. Such Registration Statement shall be on Form S-3 (except if the Company is then ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on such other form available to register for resale the Registrable Securities as a secondary offering) subject to the provisions of Section 2(a)(ii) and shall contain (except if otherwise required pursuant to written comments received from the SEC upon review of such Registration Statement) a “Plan of Distribution” substantially in the form attached hereto as Exhibit A (which may be modified to respond to comments, if any, provided by the SEC); provided, however, that no Investor shall be named as an Underwriter in any Registration Statement without the Investor’s prior written consent. In the event that the Company is not eligible to register the Registrable Securities on Form S-3 and instead registers the Registrable Securities on another form of registration statement pursuant to the 1933 Act, the Company shall convert or replace such registration statement with a registration statement on Form S-3 promptly following confirmation that the Company becomes eligible to use Form S-3 to register the Registrable Securities.

(ii) Such Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock combinations, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 3(c) to the Investors prior to its filing or other submission.

(iii) Unless the SEC does not so permit or otherwise directed by the Investors, each Registration Statement filed pursuant to this Section 2(a) shall include a combined prospectus for the resale of the Registrable Securities registered by such Registration Statement, the Existing Registration Statement and any other Registration Statement previously filed hereunder, and shall be deemed a post-effective amendment to the Existing Registration Statement or, other previously filed Registration Statement in accordance with Rule 429 under the Securities Act.

(b) Expenses. The Company will pay all expenses associated with each Registration Statement or underwritten offering pursuant thereto, including filing and printing fees, the fees and expenses of the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, and the reasonable fees and expenses of one (1) counsel to the Investors (not to exceed $35,000 per registration and/or underwritten offering), but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(c) Effectiveness.

(i) The Company shall use commercially reasonable efforts to have each Registration Statement declared effective as soon as practicable after the filing. The Company shall notify the Investors as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously or prior thereto file with the SEC pursuant to Rule 424(b) under the 1933 Act, and provide the Investors with copies of, any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(ii) For not more than ten (10) consecutive days or for a total of not more than twenty (20) days in any twelve (12) month period, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 2 in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include any Misstatement (an “Allowed Delay”); provided, that the Company shall promptly (1) notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay, (2) advise the Investors in writing to cease all sales under such Registration Statement until the end of the Allowed Delay (but not, for the avoidance of doubt, any sale pursuant to Rule 144 or other applicable exemption under the 1933 Act) and (3) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(d) Liquidated Damages. If: (i) the Registration Statement is not filed on or prior to the Filing Deadline, (ii) the Company fails to file with the SEC a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the 1933 Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the SEC that such amendment is required in order for such Registration Statement to be declared effective, or (iv) the Company fails to maintain the effectiveness of the Registration Statement during the Effectiveness Period other than in connection with an Allowed Delay, or the Allowed Delay is exceeded (any such failure or breach being referred to as an “Event”, and for purpose of clause (i), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (iv) the date on which the Allowed Delay is exceeded being referred to as the “Event Date”), then, in addition to any other rights and remedies the Investors may have hereunder or under applicable law or in equity, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate value of such Investor’s Merger Shares and Warrant Shares (assuming exercise of the Warrants in full, with giving effect to any limitation thereon) as of the date hereof. The amounts payable pursuant to the foregoing sentence are referred to collectively as “Liquidated Damages”. The parties agree that (1) notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable with respect to any period after the expiration of the Effectiveness Period and in no event shall the aggregate amount of Liquidated Damages payable to an Investor pursuant to this Section 2.(d) exceed, in the aggregate, five percent (5%) of the aggregate value of such Investor’s Merger Shares and Warrant Shares (assuming exercise of the Warrants in full, with giving effect to any limitation thereon) as of the date hereof and (2) in no event shall the Company be liable in any thirty (30)-day period for Liquidated Damages under this Agreement in excess of one percent (1.0)% of the aggregate value of the Merger Shares and Warrant Shares (assuming exercise of the Warrants in full, with giving effect to any limitation thereon) as of the date hereof. If the Company fails to pay any Liquidated Damages pursuant to this Section 2(d) in full within seven (7) calendar days after the date payable, the Company will pay interest thereon at a rate of one percent (1.0%) per annum (or such lesser maximum amount that is permitted to be paid by applicable Law) to the Investor, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event. The Effectiveness Deadline for a Registration Statement shall be extended without default and without the payment of Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of an Investor to timely provide the Company with information reasonably requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the 1933 Act.

(e) Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires any Investor to be named as an Underwriter, the Company shall use commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an Underwriter. The Investors shall have the right to select one legal counsel to review and oversee any registration or matters pursuant to this Section 2(e), including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto, which counsel shall be designated by the holders of a majority of the Registrable Securities. No such written submission with respect to this matter shall be made to the SEC to which the Investors’ counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 2(e), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name any Investor as an Underwriter in such Registration Statement without the prior written consent of such Investor. Any cut-back imposed on the Investors pursuant to this Section 2(e) shall be allocated among the Investors on a pro rata basis and shall be applied first to any of the Registrable Securities of such Investor as such Investor shall designate, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree. From and after the first date on which the Company is able to effect the registration of such Cut Back Shares (such date, the “Restriction Termination Date”), all of the provisions of this Section 2 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use commercially reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline for such Registration Statement including such Cut Back Shares shall be ten (10) Business Days after the Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares under Section 2(c) shall be the 30th day immediately after the Restriction Termination Date (or the 90th day if the SEC reviews such Registration Statement). Notwithstanding anything to the contrary in this Section 2, the Company shall not be liable for Liquidated Damages under this Agreement as to any Registrable Securities which are not permitted by the SEC to be included in a Registration Statement due solely to the SEC Restrictions. In such case, the Liquidated Damages shall be calculated to only apply to the percentage of Registrable Securities which are permitted in accordance with the SEC Restrictions to be included in such Registration Statement.

(f) Demand Registration.

(i) Request for Registration. At any time and from time to time when there is no valid Registration Statement in effect, the Required Investors (the “Demanding Holders”) may make a written demand for registration under the 1933 Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will within ten (10) days of the Company’s receipt of the Demand Registration notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each, a “Demand Requesting Holder”) shall so notify the Company within ten (10) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders and the Demand Requesting Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2(f)(iv) and Section 2(e), to be effected by the Company as soon as reasonably practicable, but in no event later than sixty (60) days after receipt of such Demand Registration. The Company shall not be obligated to effect more than an aggregate of two (2) Demand Registrations under this Section 2(f).

(ii) Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until (a) such stop order or injunction is removed, rescinded or otherwise terminated, and (b) a majority-in-interest of the Demanding Holders who initiated such Demand Registration thereafter affirmatively elect to continue the offering and notify the Company thereof in writing, but in no event later than five (5) days of such election.

(iii) Underwritten Offering. If a majority-in-interest of the Demanding Holders who initiate a Demand Registration so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering (which, for the avoidance of doubt, may be an underwritten Block Trade). In such event, the right of any holder to include its Registrable Securities in such Registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in reasonable and customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

(iv) Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering, in good faith, advises the Company, the Demanding Holders and the Demand Requesting Holders that the dollar amount or number of shares of Registrable Securities which the Demanding Holders and Demand Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which Registration has been requested pursuant to registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such Registration: (i) the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders and Demand Requesting Holders (if any) on a pro rata basis that can be sold without exceeding the Maximum Number of Shares; (ii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares and (iii) to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

(v) Shelf Take-Down. At any time that a Registration Statement covering Registrable Securities is effective, if one or more Investors constituting the Required Holders deliver(s) a notice to the Company (a “Take-Down Notice”) stating that such Investors intend to effect an underwritten offering of all or part of its Registrable Securities included in the Registration Statement (a “Shelf Underwritten Offering”) and stating the number of the Registrable Securities to be included in the Shelf Underwritten Offering, provided that the estimated market value of the Registrable Securities to be included in such Shelf Underwritten Offering is at least $10 million, then the Company shall amend or supplement the Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering. The Investors shall be entitled to effect no more than three (3) Shelf Underwritten Offerings pursuant to this Section 2(f)(v) during any 12-month period. In connection with any Shelf Underwritten Offering, (A) the Company shall promptly deliver the Take-Down Notice to all other Investors included on such Registration Statement and any other Registration Statement covering Registrable Securities then in effect and permit each such Investor to include its Registrable Securities included on any Registration Statement in the Shelf Underwritten Offering, if such Investor notifies the Company within five (5) Trading Days after delivery of the Take-Down Notice to such Investor; and (B) if the managing underwriter(s) thereof shall impose a limitation on the number of Registrable Securities and other securities that may be included in such underwritten offering (which may include sales by Prior Holders entitled to participate in such offering), because, in the managing underwriter(s) judgment, marketing or other factors dictate that such a limitation is necessary to facilitate public distribution pursuant to such underwritten offering, the Company will include in such offering (i) first, the Registrable Securities requested to be included therein by the Investors pro rata among the holders thereof on the basis of the number of securities so requested to be included therein owned by each such holder or in such other manner as they agree and (ii) thereafter, such other securities requested to be included in such registration as the Company shall determine.

(g) Piggy-Back Registration.

(i) Piggy-Back Rights. If at any time on or after the date hereof the Company proposes to file a Registration Statement under the 1933 Act and/or otherwise to effect an underwritten offering of any securities of the Company of a type included in a then effective Registration Statement, in each case, with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2(f)), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering solely of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to Register the sale of, or otherwise include in such offering, such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Registration or offering, as applicable, and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in reasonable and customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration; provided, that no Investor including Registrable Securities in any underwritten offering shall be required to make any representations or warranties to the Company or the Underwriters, other than representations and warranties regarding such Investor or such Investor’s ownership of its Registrable Securities to be sold in the offering or to undertake any indemnification obligations to the Company or the underwriters with respect thereto except to the extent expressly set forth in Section 5(b) hereof.

(ii) Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Holders of Registrable Securities that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which Registration has been requested under this Section 2(g), and the shares of Common Stock, if any, as to which Registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such Registration:

(1) If the Registration is undertaken for the Company’s account: (A) the shares of Common Stock or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Shares; (B) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to the applicable written contractual Piggy-Back Registration rights of the Investors pursuant to Section 2(g)(i), on a pro rata basis, that can be sold without exceeding the Maximum Number of Shares; and (C) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(2) If the Registration is a “demand” registration undertaken at the demand of persons or entities other than the holders of Registrable Securities, (A) the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to the applicable written contractual Piggy-Back Registration rights of Holders under Section 2(g)(i), on a pro rata basis, that can be sold without exceeding the Maximum Number of Shares; (C) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Shares; and (D) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

(iii) Unlimited Piggy-Back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2(g) hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2(f) hereof.

3. COMPANY OBLIGATIONS. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) use commercially reasonable efforts to cause the Existing Registration Statement to remain continuously effective and available for the resale of the Registrable Securities covered thereby and to cause each other Registration Statement to become effective and to remain continuously effective and available for the resale of the Registrable Securities covered thereby, in each case, for a period that will terminate upon the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction or limitation (including volume limitations) pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act during any ninety (90) day period (assuming the exercise for cash of any Warrants or other exercisable securities) (the “Effectiveness Period”) and advise the Investors promptly in writing when the Effectiveness Period has expired;

(b) prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and the related Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c) provide copies to and permit the Investors to review each Registration Statement and all amendments and supplements thereto not less than five (5) Trading Days prior to the filing of each Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports) and not file any document to which such Investor reasonably objects in good faith (it being acknowledged and agreed that if an Investor does not object to or comment on the aforementioned documents within such five (5) Trading Day or one (1) Trading Day period, as the case may be, then the Investor shall be deemed to have consented to the use of such documents), provided that, the Company is notified of such objection in writing within the five (5) Trading Day or one (1) Trading Day period described in this Section 3(c), as applicable;

(d) furnish to each Investor whose Registrable Securities are included in any Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested by the Investor, one (1) copy of any Registration Statement and any amendment thereto (provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the SEC’s EDGAR system), each preliminary prospectus and Prospectus and each amendment or supplement thereto, and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by such Registration Statement;

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practical moment;

(f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange or other market on which similar securities issued by the Company are then listed or quoted;

(h) promptly notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (a “Misstatement”), and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include such Misstatement; and

(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, including, without limitation, Rule 172 under the 1933 Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the 1933 Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, including Rule 158 promulgated thereunder (for the purpose of this Section 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(j) With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six (6) months after such date as all of the Registrable Securities may be sold without restriction or limitation (including volume limitations) by the holders thereof pursuant to Rule 144 or any other rule of similar effect and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the 1933 Act (assuming the exercise for cash of any Warrants or other exercisable securities) or (B) such date as all of the Registrable Securities shall have been resold pursuant to a Registration Statement or Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; (iii) prior to the filing of any Registration Statement or any amendment thereto (whether pre-effective or post-effective) and prior to the filing of any Prospectus, provide to each Investor copies of all pages thereof (if any) that reference such Investors, and (iv) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

(k) From and after the date hereof, the Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities.

(l) The Company shall cooperate with each Investor that holds Registrable Securities being offered and the managing underwriter or underwriters with respect to an applicable Registration Statement, if any, to facilitate the timely crediting of the Registrable Securities to be offered pursuant to a Registration Statement to the applicable account (or accounts) with The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) system, in any such case as such Investor or the managing underwriter or underwriters, if any, may reasonably request. Within three (3) business days after a Registration Statement which includes Registrable Securities becomes effective, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to each Investor) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue the Registrable Securities free of restrictive legends related to registration under the Securities Act.

(m) The Company shall use its reasonable best efforts to cause all the shares of the shares of Common Stock covered by each Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, and, to arrange for at least two market makers to register with the Financial Industry Regulatory Authority, Inc. (“FINRA”) as such with respect to such Registrable Securities.

(n) At the reasonable request of an Investor, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

(o) Subject to the limitations contained herein, the Company shall use its reasonable best efforts to take all other reasonable actions arising out of its obligations under this Agreement and necessary to facilitate the disposition by the Investors of the Registrable Securities pursuant to a Registration Statement.

4. OBLIGATION OF THE INVESTORS.

(a) Each Investor agrees to furnish to the Company a completed Selling Investor Questionnaire within ten (10) Trading Days after the Effective Date. At least ten (10) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Investor of the information the Company reasonably requires from that Investor regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, other than the information contained in the Selling Investor Questionnaire, if any. Each Investor shall furnish such information to the Company in writing promptly upon receiving such notification and, in any event, at least two (2) Trading Days prior to the applicable anticipated filing date (unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement) and shall execute such documents in connection with such registration as the Company may reasonably request. Each Investor further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Investor has returned to the Company a completed and signed Selling Investor Questionnaire and a response to any reasonable requests for further information as described in the previous sentence. If an Investor returns a Selling Investor Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall use its reasonable best efforts to take such actions as are required to name such Investor as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Investor Questionnaire or request for further information. Each Investor acknowledges and agrees that the information in the Selling Investor Questionnaire or request for further information as described in this Section 4(a) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

(b) [RESERVED].

(c) Each Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(d) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(i) or (ii) the happening of an event pursuant to Section 3(h) hereof, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities (but not, for the avoidance of doubt, pursuant to Rule 144 or other applicable exemption under the 1933 Act), until the Investor is advised by the Company that such dispositions may again be made pursuant to such Registration Statement; provided, for the avoidance of doubt, that the foregoing shall not restrict or otherwise affect the consummation of any disposition pursuant to a contract entered into, or order placed, by any holder prior to its receipt of such notice.

5. INDEMNIFICATION.

(a) (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor, and each of its officers, employees, Affiliates, directors, partners, members, managers, equityholders, attorneys, advisors and agents, and each person or entity, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) each Investor (each, an “Investor Indemnified Party”), to the fullest extent permitted by applicable law, from and against any expenses, losses, judgments, actions, claims, proceedings (whether commenced or threatened), damages, liabilities or costs (including, without limitation, reasonable attorneys’ fees), whether joint or several (collectively, “Losses”), as incurred, arising out of or based upon any Misstatement contained in any Registration Statement under which the sale of such Registrable Securities was registered under the 1933 Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in such Registration Statement, any amendment or supplement to such Registration Statement, preliminary Prospectus, final Prospectus or summary Prospectus, or any free writing prospectus relating to such Registration Statement, or any violation by the Company of the 1933 Act or any rule or regulation promulgated thereunder applicable to the Company or any state securities (or Blue Sky) law, rule or regulation and relating to action or inaction required of the Company in connection with any such Registration; and the Company shall promptly reimburse the Investor Indemnified Party for any reasonable, customary and documented out-of-pocket legal and any other expenses incurred, as incurred, by such Investor Indemnified Party in connection with investigating and defending against any such Losses or as a result of its participation in any investigation or defense, including as a witness or deponent, of any claim arising from or in connection with this Agreement or any Registration Statement, except, with respect to any Investor of Registrable Securities, to the extent such Investor is adjudicated pursuant to a final, non-appealable judgment of a court of competent jurisdiction to be liable to indemnify the Company for such Losses pursuant to Section 5(b).

(b) Indemnification by Investors. Each Selling Investor will, in the event that any Registration is being effected under the 1933 Act pursuant to this Agreement of any Registrable Securities held by such Investor and the Company has required all Selling Investors to provide such an undertaking on the same terms, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other Selling Investor and each other person, if any, who controls another Selling Investor or such underwriter within the meaning of the 1933 Act, against any Losses, insofar as such Losses arise out of or are based upon any Misstatement contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the 1933 Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in the Registration Statement, or any amendment or supplement thereto, if the Misstatement was made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Investor expressly for use therein, and shall reimburse the Company, its directors and officers, and each other Selling Investor for any reasonable, customary and documented out-of-pocket legal or other expenses incurred by any of them in connection with investigation or defending any such Loss. Each Selling Investor’s indemnification obligations hereunder shall be several and not joint and shall be proportional to and limited to the amount of any net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Selling Investor in connection with the sale of Registrable Securities under a Registration Statement from which such Losses arise.

(c) Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any Loss in respect of which indemnity may be sought pursuant to Section 5(a) or 5(b), such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the Loss; provided, however, that the failure by the

Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party under this Section 5, except and solely to the extent the Indemnifying Party is actually and materially prejudiced by such failure, and shall not relieve the Company of any liability to the Indemnified Party otherwise pursuant to this Agreement. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, in addition to local counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the reasonable and documented fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of any Losses for which the Indemnified Party seeks indemnification hereunder if such settlement or judgment includes any non-monetary remedies binding on the Indemnified Party, requires an admission of fault or culpability on the part of the Indemnified Party or does not include an unconditional release from all liability of the Indemnified Party in respect of such Losses.

(d) Contribution. If the indemnification provided for in the foregoing Sections 5(a) and 5(b) is unavailable to any Indemnified Party in respect of any Loss referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such Loss. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the Misstatement relates to information supplied by such Indemnified Party or such Indemnifying Party (in the case of an Investor, such Misstatement was made in reliance upon and in conformity with information furnished in writing to the Company by such Investor expressly for use therein) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an Indemnified Party as a result of any Loss referred to in this paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no Investor shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Investor from the sale of Registrable Securities which gave rise to such contribution obligation, less the aggregate amount of any damages or other amounts such Investor has otherwise been required to pay (pursuant to Section 5(b) otherwise) as a result of the Misstatement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6. MISCELLANEOUS.

(a) Effective Date. This Agreement shall be effective as of the Effective Date.

(b) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Required Investors. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Required Investors. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion.

(c) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon receipt, when delivered personally or by a nationally recognized overnight delivery service or by e-mail, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Larimar Therapeutics, Inc.

Three Bala Plaza East, Suite 506,

Bala Cynwyd, PA 19004

Attention: Dr. Carole Ben-Maimon, M.D.

Email: cbenmaimon@larimartx.com

With copy (which shall not constitute notice) to:

Troutman Pepper Hamilton Sanders LLP

3000 Two Logan Square

Philadelphia, PA 19103-2799

Attention: Rachael M. Bushey and Jennifer Porter

Email: Rachael.Bushey@troutman.com; Jennifer.Porter@troutman.com

If to an Investor, to it at the address set forth under such Investor’s name on its signature page hereto, or, in the case of an Investor or any other party named above, at such other address or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication; (ii) provided by affidavit of personal delivery by a delivery service selected by the Company; or (iii) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, deposit with a nationally recognized overnight delivery service or electronic transmission.

(d) Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities (or Pre-Funded Warrants or other securities directly or indirectly exercisable or exchangeable for, or convertible into, Registrable Securities) by such Investor to such person, provided that such Investor complies with all laws applicable thereto, and provides written notice of assignment to the Company promptly after such assignment is effected, and such person agrees in writing to be bound by all of the provisions contained herein in respect of an Investor. In the event that the Company receives written notice from an Investor that it has transferred all or any portion of its Registrable Securities (or its Pre-Funded Warrants or other securities directly or indirectly exercisable or exchangeable for, or convertible into, Registrable Securities) pursuant to this Section 6(d), the Company shall, within ten (10) days, file any amendments or supplements necessary to keep a Registration Statement current, effective and available for the resale of all of the Registrable Securities pursuant to Rule 415 under the Securities Act.

(e) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors; provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investors in connection with such transaction unless such securities are otherwise freely tradable without limitation or restriction by the Investors after giving effect to such transaction.

(f) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement (including Section 5 hereof). A Person is deemed to hold, and be a holder of, shares of Common Stock or other Registrable Securities whenever such Person owns of record or beneficially through a “street name” holder such shares of Common Stock or other Registrable Securities (or the Pre-Funded Warrants or other securities upon exercise, conversion or exchange of which such Registrable Securities are directly or indirectly issuable, without giving effect to any limitations on exercise, conversion or exchange of the Pre-Funded or other securities), and solely for purposes hereof, Registrable Securities shall be deemed outstanding to the extent they are directly or indirectly issuable upon conversion of the Pre-Funded Warrants or other outstanding securities, Registrable Securities, without giving effect to any limits on exercise, conversion or exchange of the Pre-Funded Warrants or other securities.

(g) Counterparts; Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A PDF or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by e-mail or other electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered legal, valid, binding and effective for all purposes. The parties hereto hereby agree that no party shall raise the execution of a PDF or other reproduction of this Agreement, or the fact that any signature or document was transmitted or communicated by e-mail or other electronic transmission device, as a defense to the formation of this Agreement.

(h) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(i) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(j) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties thereto express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(m) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

LARIMAR THERAPEUTICS, INC.

By:
Name:	Carole S. Ben-Maimon, M.D.
Title:	President and Chief Executive Officer

INVESTOR:

Name of Investor

(Signature)

Name of Signing Party (Please Print)

Title of Signing Party (Please Print)

Tax ID #

Date Signed

EXHIBIT A

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the 1933 Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (supplemented or amended as necessary to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the 1933 Act

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the 1933 Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the 1933 Act. To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the 1934 Act may apply to sales of shares in the market and to the activities of the selling stockholders and their Affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying any prospectus delivery requirements of the 1933 Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the 1933 Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the 1933 Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold by the selling stockholders without restriction (including any current public information requirement) pursuant to Rule 144 of the 1933 Act.